Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 July 29, 2014 FOR IMMEDIATE RELEASE

NextEra Energy reports 2014 second-quarter financial results

•	NextEra Energy announces strong results highlighted by successful launch of NextEra Energy Partners, LP (NYSE: NEP)

•	Florida Power & Light Company reports customer metrics that reflect continued improvement in Florida economy

•	NextEra Energy Resources delivered strong results and development and construction programs remain on track

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2014 second-quarter net income on a GAAP basis of $492 million, or $1.12 per share, compared to $610 million, or $1.44 per share, in the second quarter of 2013. On an adjusted basis, NextEra Energy’s earnings were $630 million, or $1.43 per share, compared to $620 million, or $1.46 per share, in the second quarter of 2013.

Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges, as well as the net effect of other than temporary impairments (OTTI) on certain investments and operating results from the Spain solar project. All of these items relate primarily to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the board of directors, and as an input in determining performance-based compensation under the company’s employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

“NextEra Energy delivered strong operational performance and financial results for the second quarter,” said Jim Robo, chairman and chief executive officer of NextEra Energy. “We successfully completed the initial public offering of NextEra Energy Partners and look forward to a long-term strategic partnership that allows us to unlock the value of these assets for a broader group of investors. The business of NextEra Energy Resources delivered solid earnings growth, especially from our contracted renewables projects and our customer supply and trading business. FPL’s major capital projects remain on track as we continue to improve the value we deliver to our customers. And we were particularly pleased to learn that FPL was named the most trusted utility in the nation based on a large nationwide sample of utility customers.”

Florida Power & Light Company
NextEra Energy’s principal rate-regulated utility subsidiary, Florida Power & Light Company, reported second-quarter net income of $423 million, or $0.96 per share, compared to $391 million, or $0.92 per share, for the prior-year quarter.

FPL’s earnings growth was driven in large part by continued investment in the business, which strengthens the company’s customer value proposition that includes low bills, high reliability, award-winning customer service and a clean emissions profile. In July, FPL was recognized as the nation’s most trusted electric utility in the Cogent Reports 2014 Utility Trusted Brand & Customer Engagement study.

FPL averaged approximately 91,000 more customer accounts during the second quarter of 2014 than in the comparable prior-year quarter, the largest average increase in customer count since the second quarter of 2007. The 12-month average of low-usage accounts fell to 8.1 percent, its lowest level in seven years. The number of inactive accounts reached its lowest level since early 2004. Customer growth increased sales by approximately 1.0 percent over the prior-year quarter and contributed to total retail sales growth of 1.6 percent.

These customer metrics are consistent with continued improvement in Florida’s economy. According to the Florida Department of Economic Opportunity, the state’s seasonally adjusted unemployment rate in June 2014 was 6.2 percent, down 1.2 percentage points from a year earlier, and down 5.2 percentage points from the state’s highest-ever rate of 11.4 percent in March 2010. The number of jobs in Florida was up by 237,500 positions, compared to a year earlier, which is a 3.1 percent increase, and June 2014 was the 47th consecutive month with positive job growth in Florida following more than three years of job losses. Florida’s annual job growth rate has been higher than the nation’s rate since April 2012. Over the long term, the company continues to expect that Florida will experience above-average economic growth.

FPL’s major capital projects remain on track. The last of its three combined-cycle natural gas modernization projects, Port Everglades, is expected to come online in mid-2016. FPL brought its Riviera Beach Next Generation Clean Energy Center into service on April 1 of this year, slightly under budget and two months ahead of schedule, and FPL’s modernized Cape Canaveral facility entered service in April 2013. During the operating lifetimes of these three new, highly efficient power plants, the company estimates that customers will save more than $1 billion in fuel and other costs.

In June, FPL filed a petition with the Florida Public Service Commission (PSC) seeking approval to invest in long-term natural gas supplies. If approved, FPL will partner to develop natural gas production wells in the Woodford Shale region in southeastern Oklahoma. While the proposed initial program of up to roughly $200 million of capital investment is modest in size relative to its overall natural gas needs, FPL views the transaction as an important first step in what it hopes will be a larger program that will improve the value it delivers to its customers even further. FPL has also requested that the PSC approve a set of guidelines for subsequent natural gas production projects to allow the company and, in turn, its customers, to take advantage of future beneficial natural gas investment opportunities. FPL expects a PSC decision by the end of 2014 or early 2015.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported second-quarter net income on a GAAP basis of $81 million, or $0.18 per share, compared to $229 million, or $0.54 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings for the second quarter of 2014 were $213 million, or $0.48 per share, compared to $238 million, or $0.56 per share, for the second quarter of 2013.

These results include two items associated with the establishment and launch of NextEra Energy Partners, LP: a negative impact of $0.05 per share related to restructuring and transaction costs, and a negative impact of $0.10 per share for a non-cash income tax charge associated with structuring Canadian assets.

Contributions from existing assets declined by $0.05 per share, compared to the prior-year quarter, driven primarily by a scheduled refueling outage at Seabrook Station Nuclear Power Plant, which was its shortest refueling outage ever. Wind resource overall was strong during the quarter, but the year-over-year impact was minimal due to similar conditions in the prior year.

Strong contributions from growth in the contracted renewables portfolio added 5 cents per share, reflecting new wind and solar investments placed into service during or after the second quarter of 2013. The customer supply and trading business contributed $0.07 per share, compared to the prior-year quarter. Asset sales contributed $0.06 per share, compared to the prior-year quarter, and were consistent with the company’s strategy to recycle capital in its portfolio. These results were partially offset by a negative $0.06 per share impact, primarily from increased interest and the impact of share dilution.

NextEra Energy Resources signed a power purchase agreement for an approximately 100-megawatt (MW) project, which is expected to come in service in 2015, bringing the total contracted U.S. wind development program for 2013 through 2015 to approximately 1,770 MW.

In Canada, the Bluewater Wind Energy Center, which was the final project under construction in the initial NEP portfolio, entered service in July. The remaining approximately 400 MW of Canadian wind in the NextEra Energy Resources backlog is expected to enter into service by the end of 2015.

During the second quarter, NextEra Energy Resources brought into service 13 MW of utility-scale solar power with the partial commissioning of the Desert Sunlight Solar Energy Center in California. The remaining approximately 635 MW of the solar backlog are all expected to be in service by the end of 2016.

Corporate and Other
In the second quarter of 2014 on a GAAP basis, Corporate and Other earnings per share were flat, compared to the second quarter of 2013. On an adjusted basis, Corporate and Other increased earnings per share by $0.01, compared to the prior-year quarter.

The company’s natural gas pipeline projects, Sabal Trail Transmission and Florida Southeast Connection, continue to progress through the development process. The company continues to expect that certification applications for both projects will be filed with the Federal Energy Regulatory Commission in the second half of 2014, that construction of the proposed interstate pipeline system will begin in 2016 and that operations will commence in mid-2017.

During the second quarter of 2014, the company also announced a non-binding open season for Mountain Valley Pipeline, a 330-mile natural gas pipeline project that is a partnership with EQT Corporation. The project is designed to connect the Marcellus and Utica natural gas supply to markets in the U.S. Southeast to support growing demand and improvements in reliability.

Outlook
NextEra Energy now expects adjusted earnings per share for 2014 to be in the range of $5.15 to $5.35. The company continues to expect full-year adjusted earnings per share in 2016 to be in the range of $5.50 to $6.00, which is consistent with a compound annual growth rate of 5 percent to 7 percent through 2016 from a 2012 base.

NextEra Energy’s adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources’ nuclear decommissioning funds, none of which can be determined at this time, and operating results from the Spain solar project. Adjusted earnings expectations also exclude the 2014 gain associated with the Maine fossil assets. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy’s second-quarter earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the second-quarter financial results for NextEra Energy Partners, LP (NYSE: NEP).The webcast is available on NextEra Energy’s website by accessing the following link: www.NextEraEnergy.com/investors. The slides and news release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $15.1 billion, approximately 42,500 megawatts of generating capacity, and approximately 13,900 employees in 26 states and Canada as of year-end 2013. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.7 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the largest generator in North America of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been named No. 1 overall among electric and gas utilities on Fortune’s list of “World’s Most Admired Companies” for eight consecutive years, which is an unprecedented achievement in its industry. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional taxes or assessments on renewable energy; impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards, and increased public attention to hazards, posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2013 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,889	$1,036	$104	$4,029
Operating Expenses
Fuel, purchased power and interchange	1,076	275	22	1,373
Other operations and maintenance	388	350	30	768
Impairment charge	—	—	—	—
Depreciation and amortization	349	249	16	614
Taxes other than income taxes and other	294	22	7	323
Total operating expenses	2,107	896	75	3,078
Operating Income	782	140	29	951
Other Income (Deductions)
Interest expense	(111)	(152)	(42)	(305)
Benefits associated with differential membership interests - net	—	58	—	58
Equity in earnings (losses) of equity method investees	—	19	1	20
Allowance for equity funds used during construction	6	—	—	6
Interest income	1	7	13	21
Gains on disposal of assets - net	—	33	—	33
Gain (loss) associated with Maine fossil	—	—	—	—
Other - net	—	7	(7)	—
Total other deductions - net	(104)	(28)	(35)	(167)
Income (Loss) from Continuing Operations before Income Taxes	678	112	(6)	784
Income Tax Expense (Benefit)	255	31	6	292
Income (Loss) from Continuing Operations	423	81	(12)	492
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$423	$81	$(12)	$492
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$423	$81	$(12)	$492
Adjustments, net of income taxes:
Net unrealized mark-to-market losses associated with non-qualifying hedges	—	140	6	146
Loss (income) from other than temporary impairments losses - net	—	(1)	—	(1)
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	(7)	—	(7)
Adjusted Earnings (Loss)	$423	$213	$(6)	$630
Earnings (Loss) Per Share (assuming dilution)	$0.96	$0.18	$(0.02)	$1.12
Adjustments:
Net unrealized mark-to-market losses associated with non-qualifying hedges	—	0.32	0.01	0.33
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	(0.02)	—	(0.02)
Adjusted Earnings (Loss) Per Share	$0.96	$0.48	$(0.01)	$1.43
Weighted-average shares outstanding (assuming dilution)				440

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,696	$1,046	$91	$3,833
Operating Expenses
Fuel, purchased power and interchange	1,018	224	20	1,262
Other operations and maintenance	426	305	33	764
Impairment charge	—	—	—	—
Depreciation and amortization	248	236	16	500
Taxes other than income taxes and other	280	41	5	326
Total operating expenses	1,972	806	74	2,852
Operating Income	724	240	17	981
Other Income (Deductions)
Interest expense	(104)	(113)	(49)	(266)
Benefits associated with differential membership interests - net	—	42	—	42
Equity in earnings (losses) of equity method investees	—	9	—	9
Allowance for equity funds used during construction	12	—	—	12
Interest income	1	4	14	19
Gains on disposal of assets - net	—	9	—	9
Gain (loss) associated with Maine fossil	—	—	—	—
Other - net	(1)	5	11	15
Total other deductions - net	(92)	(44)	(24)	(160)
Income (Loss) from Continuing Operations before Income Taxes	632	196	(7)	821
Income Tax Expense (Benefit)	241	(33)	3	211
Income (Loss) from Continuing Operations	391	229	(10)	610
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$391	$229	$(10)	$610
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$391	$229	$(10)	$610
Adjustments, net of income taxes:
Net unrealized mark-to-market losses associated with non-qualifying hedges	—	8	1	9
Loss (income) from other than temporary impairments losses - net	—	1	—	1
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	—	—	—
Adjusted Earnings (Loss)	$391	$238	$(9)	$620
Earnings (Loss) Per Share (assuming dilution)	$0.92	$0.54	$(0.02)	$1.44
Adjustments:
Net unrealized mark-to-market losses associated with non-qualifying hedges	—	0.02	—	0.02
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	—	—	—
Adjusted Earnings (Loss) Per Share	$0.92	$0.56	$(0.02)	$1.46
Weighted-average shares outstanding (assuming dilution)				425

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$5,424	$2,069	$210	$7,703
Operating Expenses
Fuel, purchased power and interchange	2,112	610	49	2,771
Other operations and maintenance	771	689	64	1,524
Impairment charge	—	—	—	—
Depreciation and amortization	557	486	33	1,076
Taxes other than income taxes and other	570	61	11	642
Total operating expenses	4,010	1,846	157	6,013
Operating Income	1,414	223	53	1,690
Other Income (Deductions)
Interest expense	(213)	(328)	(83)	(624)
Benefits associated with differential membership interests - net	—	122	—	122
Equity in earnings (losses) of equity method investees	—	22	—	22
Allowance for equity funds used during construction	21	—	—	21
Interest income	2	13	27	42
Gains on disposal of assets - net	—	77	—	77
Gain (loss) associated with Maine fossil	—	21	—	21
Other - net	—	18	(24)	(6)
Total other deductions - net	(190)	(55)	(80)	(325)
Income (Loss) from Continuing Operations before Income Taxes	1,224	168	(27)	1,365
Income Tax Expense (Benefit)	454	1	(11)	444
Income (Loss) from Continuing Operations	770	167	(16)	921
Gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$770	$167	$(16)	$921
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$770	$167	$(16)	$921
Adjustments, net of income taxes:
Net unrealized mark-to-market losses associated with non-qualifying hedges	—	263	10	273
Loss (income) from other than temporary impairments losses - net	—	(2)	—	(2)
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	(12)	—	(12)
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	8	—	8
Adjusted Earnings (Loss)	$770	$424	$(6)	$1,188
Earnings (Loss) Per Share (assuming dilution)	$1.75	$0.38	$(0.03)	$2.10
Adjustments:
Net unrealized mark-to-market losses associated with non-qualifying hedges	—	0.60	0.02	0.62
Loss (income) from other than temporary impairments losses - net	—	(0.01)	—	(0.01)
Gain from discontinued operations (Hydro)	—	—	—	—
Loss (gain) associated with Maine fossil	—	(0.03)	—	(0.03)
Impairment charge and valuation allowance	—	—	—	—
Operating loss (income) of Spain solar projects	—	0.02	—	0.02
Adjusted Earnings (Loss) Per Share	$1.75	$0.96	$(0.01)	$2.70
Weighted-average shares outstanding (assuming dilution)				439

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$4,885	$2,062	$165	$7,112
Operating Expenses
Fuel, purchased power and interchange	1,838	453	36	2,327
Other operations and maintenance	811	656	53	1,520
Impairment charge	—	300	—	300
Depreciation and amortization	429	462	27	918
Taxes other than income taxes and other	540	84	8	632
Total operating expenses	3,618	1,955	124	5,697
Operating Income	1,267	107	41	1,415
Other Income (Deductions)
Interest expense	(205)	(237)	(95)	(537)
Benefits associated with differential membership interests - net	—	82	—	82
Equity in earnings (losses) of equity method investees	—	6	(1)	5
Allowance for equity funds used during construction	30	—	8	38
Interest income	2	9	27	38
Gains on disposal of assets - net	—	20	1	21
Gain (loss) associated with Maine fossil	—	(67)	—	(67)
Other - net	(2)	10	4	12
Total other deductions - net	(175)	(177)	(56)	(408)
Income (Loss) from Continuing Operations before Income Taxes	1,092	(70)	(15)	1,007
Income Tax Expense (Benefit)	413	(43)	(15)	355
Income (Loss) from Continuing Operations	679	(27)	—	652
Gain from Discontinued Operations, net of Income Taxes	—	216	15	231
Net Income (Loss)	$679	$189	$15	$883
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$679	$189	$15	$883
Adjustments, net of income taxes:
Net unrealized mark-to-market losses associated with non-qualifying hedges	—	61	—	61
Loss (income) from other than temporary impairments losses - net	—	(1)	—	(1)
Gain from discontinued operations (Hydro)	—	(216)	(15)	(231)
Loss (gain) associated with Maine fossil	—	41	2	43
Impairment charge and valuation allowance	—	342	—	342
Operating loss (income) of Spain solar projects	—	—	—	—
Adjusted Earnings (Loss)	$679	$416	$2	$1,097
Earnings (Loss) Per Share (assuming dilution)	$1.60	$0.45	$0.03	$2.08
Adjustments:
Net unrealized mark-to-market losses associated with non-qualifying hedges	—	0.14	—	0.14
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain from discontinued operations (Hydro)	—	(0.51)	(0.03)	(0.54)
Loss (gain) associated with Maine fossil	—	0.10	—	0.10
Impairment charge and valuation allowance	—	0.81	—	0.81
Operating loss (income) of Spain solar projects	—	—	—	—
Adjusted Earnings (Loss) Per Share	$1.60	$0.99	$—	$2.59
Weighted-average shares outstanding (assuming dilution)				424

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

Based on the decision in the first quarter of 2014 to retain the Maine fossil assets, the related loss recorded in 2013 was reclassified from discontinued operations to income from continuing operations.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
June 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$38,566	$24,974	$1,465	$65,005
Nuclear fuel	1,267	795	—	2,062
Construction work in progress	1,269	3,055	42	4,366
Less accumulated depreciation and amortization	(11,226)	(5,815)	(361)	(17,402)
Total property, plant and equipment - net	29,876	23,009	1,146	54,031
Current Assets
Cash and cash equivalents	58	437	127	622
Customer receivables, net of allowances	904	1,021	53	1,978
Other receivables	130	409	(225)	314
Materials, supplies and fossil fuel inventory	774	400	4	1,178
Regulatory assets:
Deferred clause and franchise expenses	221	—	—	221
Other	109	—	8	117
Derivatives	81	457	39	577
Deferred income taxes	—	333	62	395
Other	105	595	(3)	697
Total current assets	2,382	3,652	65	6,099
Other Assets
Special use funds	3,434	1,600	—	5,034
Other investments	4	440	818	1,262
Prepaid benefit costs	1,166	—	330	1,496
Regulatory assets:
Securitized storm-recovery costs	337	—	—	337
Other	484	—	34	518
Derivatives	2	886	6	894
Other	197	1,365	357	1,919
Total other assets	5,624	4,291	1,545	11,460
Total Assets	$37,882	$30,952	$2,756	$71,590
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	6,279	8,775	(8,548)	6,506
Retained earnings	5,802	6,196	(138)	11,860
Accumulated other comprehensive income	—	39	20	59
Total common shareholders' equity	13,454	15,010	(10,035)	18,429
Long-term debt	8,942	5,952	10,155	25,049
Total capitalization	22,396	20,962	120	43,478
Current Liabilities
Commercial paper	451	—	665	1,116
Short-term debt	—	—	500	500
Current maturities of long-term debt	58	2,027	1,200	3,285
Accounts payable	743	722	10	1,475
Customer deposits	448	4	—	452
Accrued interest and taxes	571	256	(133)	694
Derivatives	1	676	9	686
Accrued construction-related expenditures	176	533	6	715
Other	381	314	72	767
Total current liabilities	2,829	4,532	2,329	9,690
Other Liabilities and Deferred Credits
Asset retirement obligations	1,319	586	—	1,905
Deferred income taxes	6,534	1,742	(49)	8,227
Regulatory liabilities:
Accrued asset removal costs	1,731	—	—	1,731
Asset retirement obligation regulatory expense difference	2,200	—	—	2,200
Other	422	—	71	493
Derivatives	11	512	38	561
Deferral related to differential membership interests	—	1,871	—	1,871
Other	440	747	247	1,434
Total other liabilities and deferred credits	12,657	5,458	307	18,422
Commitments and Contingencies
Total Capitalization and Liabilities	$37,882	$30,952	$2,756	$71,590

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs.  For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$36,838	$24,425	$1,436	$62,699
Nuclear fuel	1,240	820	(1)	2,059
Construction work in progress	1,818	2,835	37	4,690
Less accumulated depreciation and amortization	(10,944)	(5,455)	(329)	(16,728)
Total property, plant and equipment - net	28,952	22,625	1,143	52,720
Current Assets
Cash and cash equivalents	19	370	49	438
Customer receivables, net of allowances	757	966	54	1,777
Other receivables	137	469	(94)	512
Materials, supplies and fossil fuel inventory	742	408	3	1,153
Regulatory assets:
Deferred clause and franchise expenses	192	—	—	192
Other	105	—	11	116
Derivatives	48	423	27	498
Deferred income taxes	98	615	40	753
Other	115	268	20	403
Total current assets	2,213	3,519	110	5,842
Other Assets
Special use funds	3,273	1,507	—	4,780
Other investments	4	380	737	1,121
Prepaid benefit costs	1,142	—	314	1,456
Regulatory assets:
Securitized storm-recovery costs	372	—	—	372
Other	396	—	30	426
Derivatives	—	1,156	7	1,163
Other	136	967	323	1,426
Total other assets	5,323	4,010	1,411	10,744
Total Assets	$36,488	$30,154	$2,664	$69,306
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	6,179	8,452	(8,220)	6,411
Retained earnings	5,532	6,028	9	11,569
Accumulated other comprehensive income	—	45	11	56
Total common shareholders' equity	13,084	14,525	(9,569)	18,040
Long-term debt	8,473	5,726	9,770	23,969
Total capitalization	21,557	20,251	201	42,009
Current Liabilities
Commercial paper	204	—	487	691
Short-term debt	—	—	—	—
Current maturities of long-term debt	356	1,941	1,469	3,766
Accounts payable	611	575	14	1,200
Customer deposits	447	4	1	452
Accrued interest and taxes	272	249	(48)	473
Derivatives	1	709	128	838
Accrued construction-related expenditures	202	635	2	839
Other	437	395	98	930
Total current liabilities	2,530	4,508	2,151	9,189
Other Liabilities and Deferred Credits
Asset retirement obligations	1,285	565	—	1,850
Deferred income taxes	6,355	1,883	(94)	8,144
Regulatory liabilities:
Accrued asset removal costs	1,839	—	—	1,839
Asset retirement obligation regulatory expense difference	2,082	—	—	2,082
Other	386	—	76	462
Derivatives	—	428	45	473
Deferral related to differential membership interests	—	2,001	—	2,001
Other	454	518	285	1,257
Total other liabilities and deferred credits	12,401	5,395	312	18,108
Commitments and Contingencies
Total Capitalization and Liabilities	$36,488	$30,154	$2,664	$69,306

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs.  For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$770	$167	$(16)	$921
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	557	486	33	1,076
Nuclear fuel and other amortization	95	62	13	170
Impairment charge	—	—	—	—
Unrealized losses on marked to market energy contracts	—	310	—	310
Deferred income taxes	287	131	43	461
Cost recovery clauses and franchise fees	(140)	—	—	(140)
Benefits associated with differential membership interests - net	—	(122)	—	(122)
Equity in losses (earnings) of equity method investees	—	(22)	—	(22)
Allowance for equity funds used during construction	(21)	—	—	(21)
Gains on disposal of assets - net	—	(77)	—	(77)
Gain from discontinued operations, net of income taxes	—	—	—	—
Loss (gain) associated with Maine fossil	—	(21)	—	(21)
Other - net	87	95	51	233
Changes in operating assets and liabilities:
Customer and other receivables	(139)	(18)	6	(151)
Materials, supplies and fossil fuel inventory	(32)	12	—	(20)
Other current assets	(8)	(19)	6	(21)
Other assets	(82)	(54)	(31)	(167)
Accounts payable and customer deposits	133	63	(3)	193
Margin cash collateral	—	(200)	—	(200)
Income taxes	97	(130)	3	(30)
Interest and other taxes	209	17	10	236
Other current liabilities	(69)	(56)	(17)	(142)
Other liabilities	(21)	—	3	(18)
Net cash provided by operating activities	1,723	624	101	2,448
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,568)	—	—	(1,568)
Independent power and other investments of NEER	—	(1,436)	—	(1,436)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	306	—	306
Nuclear fuel purchases	(110)	(61)	—	(171)
Other capital expenditures and other investments	—	—	(64)	(64)
Sale of independent power investments	—	273	—	273
Change in loan proceeds restricted for construction	—	(366)	—	(366)
Proceeds from sale or maturity of securities in special use funds and other investments	1,799	415	81	2,295
Purchases of securities in special use funds and other investments	(1,851)	(431)	(93)	(2,375)
Other - net	29	12	(40)	1
Net cash used in investing activities	(1,701)	(1,288)	(116)	(3,105)
Cash Flows From Financing Activities
Issuances of long-term debt	499	989	1,241	2,729
Retirements of long-term debt	(329)	(679)	(1,267)	(2,275)
Proceeds from sale of differential membership interests	—	39	—	39
Payments to differential membership investors	—	(42)	—	(42)
Net change in short-term debt	247	—	678	925
Issuances of common stock - net	—	—	42	42
Dividends on common stock	—	—	(630)	(630)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(400)	323	77	—
Other - net	—	101	(48)	53
Net cash provided by (used in) financing activities	17	731	93	841
Net increase (decrease) in cash and cash equivalents	39	67	78	184
Cash and cash equivalents at beginning of period	19	370	49	438
Cash and cash equivalents at end of period	$58	$437	$127	$622

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$679	$189	$15	$883
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	429	462	27	918
Nuclear fuel and other amortization	83	81	13	177
Impairment charge	—	300	—	300
Unrealized losses on marked to market energy contracts	—	68	—	68
Deferred income taxes	353	27	155	535
Cost recovery clauses and franchise fees	(157)	—	—	(157)
Benefits associated with differential membership interests - net	—	(82)	—	(82)
Equity in losses (earnings) of equity method investees	—	(6)	1	(5)
Allowance for equity funds used during construction	(30)	—	(8)	(38)
Gains on disposal of assets - net	—	(20)	(1)	(21)
Gain from discontinued operations, net of income taxes	—	(216)	(15)	(231)
Loss (gain) associated with Maine fossil	—	67	—	67
Other - net	67	1	(45)	23
Changes in operating assets and liabilities:
Customer and other receivables	(118)	(158)	—	(276)
Materials, supplies and fossil fuel inventory	(26)	(21)	—	(47)
Other current assets	(36)	(14)	—	(50)
Other assets	(12)	(15)	(25)	(52)
Accounts payable and customer deposits	159	66	(1)	224
Margin cash collateral	—	33	—	33
Income taxes	61	(35)	(158)	(132)
Interest and other taxes	191	5	5	201
Other current liabilities	(83)	(71)	65	(89)
Other liabilities	(14)	10	5	1
Net cash provided by operating activities	1,546	671	33	2,250
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,465)	—	—	(1,465)
Independent power and other investments of NEER	—	(1,510)	—	(1,510)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	170	—	170
Nuclear fuel purchases	(41)	(44)	(1)	(86)
Other capital expenditures and other investments	—	—	(93)	(93)
Sale of independent power investments	—	—	—	—
Change in loan proceeds restricted for construction	—	207	—	207
Proceeds from sale or maturity of securities in special use funds and other investments	1,354	429	124	1,907
Purchases of securities in special use funds and other investments	(1,388)	(442)	(117)	(1,947)
Other - net	10	19	3	32
Net cash used in investing activities	(1,530)	(1,171)	(84)	(2,785)
Cash Flows From Financing Activities
Issuances of long-term debt	498	1,579	785	2,862
Retirements of long-term debt	(427)	(298)	(700)	(1,425)
Proceeds from sale of differential membership interests	—	201	—	201
Payments to differential membership investors	—	(37)	—	(37)
Net change in short-term debt	241	—	(611)	(370)
Issuances of common stock - net	—	—	9	9
Dividends on common stock	—	—	(557)	(557)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(340)	(924)	1,264	—
Other - net	2	(13)	(55)	(66)
Net cash provided by (used in) financing activities	(26)	508	135	617
Net increase (decrease) in cash and cash equivalents	(10)	8	84	82
Cash and cash equivalents at beginning of period	40	257	32	329
Cash and cash equivalents at end of period	$30	$265	$116	$411

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

Based on the decision in the first quarter of 2014 to retain the Maine fossil assets, the related loss recorded in 2013 was reclassified from discontinued operations to loss (gain) associated with Maine fossil.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

	Preliminary
	First Quarter	Second Quarter	Year-To-Date
NextEra Energy, Inc. - 2013 Earnings Per Share	$0.64	$1.44	$2.08

Florida Power & Light - 2013 Earnings Per Share	$0.68	$0.92	$1.60
Increased profitability	0.07	—	0.07
New investment growth	0.06	0.06	0.13
Cost recovery clause results, primarily nuclear uprates in base rates	(0.02)	(0.02)	(0.04)
Allowance for funds used during construction	(0.01)	(0.01)	(0.02)
Wholesale operations	0.01	0.02	0.03
Other and share dilution	—	(0.01)	(0.02)
Florida Power & Light - 2014 Earnings Per Share	$0.79	$0.96	$1.75

NEER - 2013 Earnings Per Share	$(0.09)	$0.54	$0.45
New investments	0.06	0.05	0.10
Existing assets	0.14	(0.05)	0.10
Customer supply and proprietary power & gas trading	(0.11)	0.07	(0.05)
Asset sales	—	0.06	0.06
NEP initial public offering transaction costs	—	(0.05)	(0.05)
NEP Canadian structuring charges	—	(0.10)	(0.10)
Non-qualifying hedges impact	(0.16)	(0.30)	(0.46)
Gain from discontinued operations (Hydro)	(0.51)	—	(0.51)
Change in Maine fossil gain/loss	0.13	—	0.13
Charges associated with impairment of the Spain solar projects	0.81	—	0.81
Operating results of Spain solar projects	(0.03)	0.02	(0.02)
Change in other than temporary impairment losses - net	(0.01)	—	0.01
Other, including interest expense and share dilution	(0.03)	(0.06)	(0.09)
NEER - 2014 Earnings Per Share	$0.20	$0.18	$0.38

Corporate and Other - 2013 Earnings Per Share	$0.05	$(0.02)	$0.03
NextEra Energy Transmission	(0.01)	(0.01)	(0.01)
Non-qualifying hedges impact	—	(0.01)	(0.02)
Gain from discontinued operations (Hydro)	(0.03)	—	(0.03)
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	(0.02)	0.02	—
Corporate and Other - 2014 Earnings Per Share	$(0.01)	$(0.02)	$(0.03)

NextEra Energy, Inc. - 2014 Earnings Per Share	$0.98	$1.12	$2.10

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs.  For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
June 30, 2014	Per Books	Adjusted (1)
Long-term debt, including current maturities, short-term debt and commercial paper
Junior Subordinated Debentures	$2,978	$1,489
Debentures, related to NextEra Energy's equity units	1,750
Project debt:
Natural gas-fired assets	1,591
Wind assets	3,656	914
Solar	905
Storm Securitization Debt	357
Pipeline Funding	500
Waste Water Bonds	55
Other(2)		1,372
Other long-term debt, including current maturities, short-term debt and commercial paper(3)	18,159	18,159
Total debt per Balance Sheet	29,951	21,934
Junior Subordinated Debentures		1,489
Debentures, related to NextEra Energy's equity units		1,750
Common shareholders' equity	18,429	18,429
Total capitalization, including debt due within one year	$48,380	$43,602
Debt ratio	62%	50%

December 31, 2013	Per Books	Adjusted (1)
Long-term debt, including current maturities and commercial paper
Junior Subordinated Debentures	$3,353	$1,677
Debentures, related to NextEra Energy's equity units	1,750
Project debt:
Natural gas-fired assets	1,613
Wind assets	3,794	949
Solar	957
Storm Securitization Debt	386
Pipeline Funding	500
Waste Water Bonds	55
Other(2)		1,486
Other long-term debt, including current maturities, short-term debt and commercial paper(3)	16,018	16,018
Total debt	28,426	20,130
Junior Subordinated Debentures		1,676
Debentures, related to NextEra Energy's equity units		1,750
Common shareholders' equity	18,040	18,040
Total capitalization, including debt due within one year	$46,466	$41,596
Debt ratio	61%	48%
________________________

(1)	Adjusted debt calculation is based on NextEra's interpretation of S&P's credit metric methodology which can be found in their Corporate Ratings Criteria on S&P's website.
(2)	Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
(3)	Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

	Preliminary
	Quarter		Year-to-Date
Periods Ended June 30	2014	2013	2014	2013
Energy sales (million kWh)
Residential	13,696	13,209	25,414	24,050
Commercial	11,432	11,287	21,819	21,362
Industrial	758	765	1,455	1,482
Public authorities	129	137	269	275
Increase (decrease) in unbilled sales	1,064	1,260	727	1,145
Total retail	27,079	26,658	49,684	48,314
Electric utilities	1,428	572	2,530	1,073
Interchange power sales	435	599	1,783	1,487
Total	28,942	27,829	53,997	50,874

Average price (cents/kWh)(1)
Residential	11.17	10.50	11.08	10.45
Commercial	9.11	8.54	9.13	8.64
Industrial	6.96	6.44	6.98	6.56
Total	10.01	9.46	9.97	9.46

Average customer accounts (000s)
Residential	4,163	4,083	4,157	4,078
Commercial	525	515	524	515
Industrial	10	9	10	9
Other	4	5	4	4
Total	4,702	4,612	4,695	4,606

	June 30,
	2014	2013
End of period customer accounts (000s)
Residential	4,166	4,085
Commercial	525	516
Industrial	10	10
Other	4	3
Total	4,705	4,614

	2014	Normal	2013
Three Months Ended June 30,
Cooling degree-days(2)	606	598	572
Heating degree-days(2)	4	12	3
Six Months Ended June 30,
Cooling degree-days(2)	753	723	696
Heating degree-days(2)	202	262	220
________________________

(1)	Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.
(2)	Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.